U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

COVER PAGE OF REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Dated: September 12, 2022

DNALabs Canada Inc.

99 Yorkville Avenue, Suite 200

Toronto, Ontario

M5R 3K5

Canada

519-953-4362

https://dnalabs.ca

1,111,111 Shares of Non-Voting Class B Common Stock at $9.00 per Share. See The Offering – Page 13 and Securities Being Offered – Page 65 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended For Up To Another 365 days or Terminated Earlier By The Issuer.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 15 THROUGH PAGE 36 BEFORE MAKING AN INVESTMENT IN THIS COMPANY

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made.

For sales of securities through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$9.00	$0.09	$8.91	None
Minimum Investment	$900.00	$9.00	$891.00	None
Maximum Offering	$9,999,999.00	$99,999.99	$9,899,999.01	None

(1) The Company shall pay Dalmore Group LLC (“Dalmore”) a cash success fee equivalent to 1% of the gross proceeds raised in the Offering. Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore is not an underwriter and will not be paid underwriting fees but will be paid service fees. See “Plan of Distribution.”

(2)  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated: September 12, 2022

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

DNALabs Canada Inc.

(A Canadian Corporation)

99 Yorkville Avenue, Suite 200

Toronto, Ontario

M5R 3K5

Canada

519-953-4362

https://dnalabs.ca

1,111,111 Shares of Non-Voting Class B Common Stock at $9.00 per Share

Minimum Investment: 100 Shares of Non-Voting Class B Common Stock ($900.00)

Maximum Offering: $9,999,999.00

See The Offering – Page 13 and Securities Being Offered – Page 65 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission,

Unless Extended For Up To Another 365 days or Terminated Earlier By The Issuer.

The Shares of Class B Common Stock Offered Herein Do Not Have Voting Rights. See Page 66 below for further details.

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

1440 G Street NW

Washington DC 20005

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

8734	98-1561597
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 15 THROUGH PAGE 36 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

IMPORTANT NOTE: THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS ATTACHED AS SECTION F/S BELOW ARE PRESENTED IN CANADIAN DOLLARS, WHICH IS COMPANY’S FUNCTIONAL CURRENCY. IN THIS OFFERING CIRCULAR, UNLESS OTHERWISE NOTED, ALL MONETARY AMOUNTS ARE PRESENTED IN U.S. DOLLARS, NOT CANADIAN DOLLARS. FOR HISTORICAL MONETARY AMOUNTS RELATED TO JANUARY 1, 2020 TO DECEMBER 31, 2020, SAID AMOUNTS ARE PRESENTED USING  THE CANADIAN/US EXCHANGE RATE FOR JANUARY 1, 2021 OF 1.2751 UNLESS OTHERWISE SPECIFICALLY NOTED. FOR HISTORICAL MONETARY AMOUNTS RELATED TO JANUARY 1, 2021 TO DECEMBER 31, 2021, SAID AMOUNTS ARE PRESENTED USING THE CANADIAN/US EXCHANGE RATE FOR DECEMBER 31, 2021 OF 1.2678 UNLESS OTHERWISE SPECIFICALLY NOTED.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE

COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Shares of Class B Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares pursuant to this Offering Circular. The Shares are being offered and sold by DNALabs Canada Inc., a Canadian Corporation (“DNALabs”, “we”, “our” or the “Company”). There are 1,111,111 Shares being offered at a price of $9.00 per Share with a minimum purchase of 100 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group LLC (“Dalmore”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and members of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $9,999,999.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

DNALabs was formed in the province of Ontario, Canada on November 23, 2016. (Exhibit 1A-2A). On November 23, 2016, the Company’s Bylaws were signed. (Exhibit 1A-2B). The Company is a Canadian Corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed under the Canada Business Corporations Act.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO for up to another 365 days, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Shares will be deposited in a bank account or holding account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account or holding account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular.

The Company’s website and marketing materials are not incorporated into this Offering Circular. The photographs, drawings, and graphics on the website and in any marketing materials are for illustrative purposes only.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

_____________________________________

THERE IS NO PUBLIC MARKET FOR THE CLASS B COMMON STOCK OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF CLASS B SHARES WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

_____________________________________

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

_____________________________________

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR

PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

_____________________________________

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

_____________________________________

THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE, OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

_____________________________________

THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

_____________________________________

THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE

PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

_____________________________________

PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

_____________________________________

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

_____________________________________

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

_____________________________________

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith except as required by law in which case the Company will file post-qualification amendments or offering circular supplements as facts and circumstances warrant. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

______________________________________________________________________________

TABLE OF CONTENTS

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS	12
OFFERING SUMMARY	12
The Offering	13
Summary of Risk Factors	13
Investment Analysis	14
RISK FACTORS	15
DILUTION	36
PLAN OF DISTRIBUTION	39
USE OF PROCEEDS	44
USE OF PROCEEDS TABLE	45
DESCRIPTION OF THE BUSINESS	45
DESCRIPTION OF PROPERTY	48
LITIGATION	48
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	49
BUSINESS	49
DIRECTORS AND EXECUTIVE OFFICERS	59
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	61
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	63
TABLES OF BENEFICIAL OWNERSHIP	63
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS	64
SECURITIES BEING OFFERED	65
Subscription Price	65
Voting Rights	66
Dividends	66
Additional Matters	67
DISQUALIFYING EVENTS DISCLOSURE	67
ERISA CONSIDERATIONS	68
INVESTOR ELIGIBILITY STANDARDS	70
TAXATION ISSUES	72
SIGNATURES	74
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	74
SECTION F/S: FINANCIAL STATEMENTS	75

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer:	DNALabs Canada Inc.
Type of Offering:	Shares of Class B Common Stock
Price Per Share:	$9.00 per Share (1,111,111 Shares)
Minimum Investment:	$900.00 per investor
Maximum Offering:	$9,999,999.00 The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	1,111,111 Shares of Class B Common Stock
Purchasers:

Purchasers may be accredited investors or non-accredited investors. Non-accredited investors are limited in the number of Shares they may purchase to an aggregate purchase price paid by such person that is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his or her primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Use of Proceeds:	See the description in section entitled “Use of Proceeds” on pages 44-45 herein.
Voting Rights:	The Shares have no voting rights. See “Voting Rights” section of “Securities Being Offered” below for details.
Dilution:	If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 11.50% of the total outstanding shares of the Company.

Length of Offering:

Shares will be offered until either (a) the date upon which the Company confirms that it has received in the bank account and/or or holding account gross proceeds of $9,999,999.00 in deposited funds; (b) the expiration of 365 days from the date of this Offering Circular unless extended for up to another 365 days in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

The Offering

Shares of Class A Common Stock Outstanding	8,549,076 Shares
Shares of Class B Common Stock Outstanding	0 Shares
Shares of Class A Common Stock in this Offering (1)	0 Shares
Shares of Class B Common Stock in this Offering (1)	1,111,111 Shares
Total shares to be outstanding after the Offering (2)	9,660,187 Shares

(1) There are two classes of Shares issued by the Company. For a full description of the rights of the Shares, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Shares of Class B Common Stock (1,111,111) in the chart assumes that the maximum number of Shares are sold in this Offering.

(2) The number of Shares to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in a bank account or holding account until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in escrow account or other bank account will be distributed to the Company, entitling the investor to receive the Shares when they are later issued as set out herein. Investors may not withdraw their funds tendered from escrow account or other bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to escrow account or other bank account, for any reason, unless the Investor does not clear compliance by the broker-dealers involved.

Summary of Risk Factors

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively new entity with limited tangible assets and its continued operation may require substantial additional funding.

•The Company has a very short operating history and no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this offering risk the loss of their entire investment.  The industry in which the Company participates is highly speculative and extremely risky.

•There is no minimum number of Shares of Class B Common Stock that need to be sold in order for funds to be released to the Company and for this Offering to close; therefore, there is no assurance the Company will receive funds sufficient to further its business.

•The Company has entered a highly competitive industry and within this highly competitive industry are companies with established track records and substantial capital backing. The Company may face competition from new companies as well as existing companies entering their business space.

•If you invest and purchase the Shares of Class B Common Stock, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Shares have no voting rights.

•There is no market for the Company's Class B Common Stock and it is highly unlikely that any such market will develop subsequent to this offering unless the Company becomes successful and then only under certain circumstances. The Shares of Class B Common Stock are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares of Class B Common Stock, and, in all likelihood, you will not be able to liquidate some or all of your investment.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares of Class B Common Stock is arbitrary and may not be indicative of the value of the Shares of Class B Common Stock or the Company.

•The Company does not expect there to be any market makers to develop a trading market in the Shares.

•The economic interest in the Company of a subscriber to this offering may be less than the percentage of overall Shares of Class B Common Stock to total equity or ownership of the Company.

•The Company has been and will likely continue to be affected by the coronavirus pandemic.

•The DNA testing industry as a whole, and the U.S., Canadian and global economies, have been substantially affected by the coronavirus pandemic.

•For a more detailed discussion of these and other significant risks, see “RISK FACTORS” in the main body of the Offering Circular. Investors will be given an opportunity to review the current status of all material contracts and financials and ask appropriate questions of management prior to subscribing to this offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their related business endeavors, and other reasons:

1.Management believes that trends for growth in the DNA testing industry in the United States, Canada, and globally will be favorable.

2. Management believes that the demand for DNA testing in the United States, Canada, and globally will grow, creating an opportunity for the Company.

3. Management believes that its experience will position DNALabs Canada Inc. for profitable operations and will create new market opportunities in the United States, Canada, and globally.

Despite management’s beliefs, there is no assurance that DNALabs Canada Inc. will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares. In particular, while the Company and its management are hopeful that the long-term effects will eventually be minimized from the coronavirus pandemic and the related economic issues that have affected both the U.S. and the global economy and the Company, neither management nor the Company can offer any assurance that what they believe to be the long term favorable conditions will not be outweighed by the occurrence, the past problems and future unknown problems and issues caused by the coronavirus pandemic.

RISK FACTORS

The purchase of the Company’s Shares involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares.  An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Risks Relating to The Company

The Company, The DNA Testing Industry And The U.S. And Global Economies Have Been Substantially Affected By The Coronavirus Pandemic

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business, and the DNA testing industry in general. The overall and long-term impacts of the outbreak are unknown and evolving.

This pandemic has adversely affected our business and most businesses. The spread of disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and epidemic has already caused and may continue to cause or may cause in the future, an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term..

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics, or epidemics, could materially affect the long-term business of the Company and your investment.

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.  As the Company has limited operational history, it is extremely difficult to make accurate predictions and forecasts on our finances.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Some Of Them Will Have Concurrent Responsibilities At Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, as well as other key personnel and contractors. Some of them may have concurrent responsibilities at other entities. Some of the advisors, consultants and others to whom the Company’s ultimate success may be reliant upon have not signed contracts with the

Company and may not ever do so. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People At The Time Of This Offering

The Company is dependent upon management and on others in order to conduct its operations and execute its business plan, however, the Company has purchased only limited insurance policies (including a disability policy) with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company may not receive sufficient, or any, compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Or Will Be Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes In Laws Or Regulations Could Harm The Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured And Escrow or Bank Holding Accounts In Which Investment Funds Will Be Held Pending Clearing By The Broker-Dealer May Not Be Insured In Part Or In Full.

When you apply to invest in the Company, the funds you tender will in some cases be kept in an escrow or other bank holding account until the next closing after they are received in said account. At each closing, with respect to subscriptions accepted by the Company, funds held in and escrow or holding account will be distributed to the Company, and the associated Shares will be issued at that time to the investors that purchased such Shares. These escrow or holding accounts may be with payment processors and not a regulated banking institution, and thus may have no federal insurance covering said funds unlike if the funds had been deposited into a regulated U.S. bank or similar banking institution or may have federal insurance that is limited to a certain amount of coverage. While the funds you tendered are in one of these accounts or an account with an affiliated financial institution, if the company holding the funds should fail or otherwise terminate operations, the Company may not be able to recover all amounts deposited in these escrow or holding accounts. The Company’s regular bank accounts and bank accounts that may be used to hold some investor funds while investors are going through the compliance process before a closing occurs, have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in the Company’s account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Faces Significant Competition in the United States, Canada and Elsewhere

The Company will face significant competition in the United States, Canada and elsewhere which could adversely affect your investment.

The Company Has Incurred Debt And Will Likely Incur Additional Debt

The Company has already incurred debt and will likely incur additional debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our Revenue Could Fluctuate From Period To Period, Which Could Have An Adverse Material Impact On Our Business

Our revenue may fluctuate from period-to-period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following events, as well as other factors described elsewhere in this document:

•Unanticipated changes to economic terms in contracts with clients, vendors, partners, and those with whom the Company does business, including renegotiations;

•Downward pressure on fees the Company charges for our services, which would therefore reduce our revenue;

•Failure to obtain new clients and customers for our services;

•Cancellation or non-renewal of existing contracts with clients and customers;

•Changes in state and federal government regulations, international government laws and regulations or the enforcement of those laws and regulations;

•General economic and political conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which the Company operates.

As a result of these and other factors, the results of operations for any quarterly or annual period may differ materially from the results of operations for any prior or future quarterly or annual period and should not be relied upon as indications of our future performance.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment.  Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

An Inability to Maintain and Enhance Image Could Affect Your Investment

It is important that the Company maintains and enhances its image and the image of its products. The image and reputation of the Company and its products may be impacted for various reasons including, but not limited to, lack of success, bad publicity and others. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of the Company and its products. Any negative publicity and/or litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated could damage the Company’s reputation and diminish the value of the Company’s brand and its products which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the brand equity (brand image, reputation and product quality) of the Company or its products may have a material adverse effect on its financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering May Not Be Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in this offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, it will not be able to execute our business plan, our continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

The Company May Not Be Able To Obtain Adequate Financing To Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing Shareholders and may reduce the price of the Shares.

Terms Of Subsequent Financing, If Any, May Adversely Impact Your Investment

The Company may have to engage in common equity, debt, or preferred stock financings in the future.  Your rights and the value of your investment in the Shares of Class B Common Stock could be reduced by the dilution caused by future equity issuances.  Interest on debt securities could increase costs and negatively impact operating results.  The Company is permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital.  The terms of preferred stock could be more advantageous to those investors than to the holders of Shares of Class B Common Stock.  In addition, if the Company needs to raise more equity capital from the sale of additional stock or notes, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of your investment.  Shares of stock or notes which the Company sells could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding stock, which may limit your ability and the ability of our other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors or managers and the approval of actions for which the approval of our shareholders is required. If you acquire the Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the price of the Shares. The Company’s principal shareholders may be able to control matters requiring approval by its shareholders, including mergers or other business combinations. Such concentrated control may also make it difficult for the Company’s Shareholders to receive a premium for their Shares in the event that the Company merges with a third party or enters into different transactions which require Shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for the Shares.

The Company’s Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Its Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with any key vendors and advertisers

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To Date, The Company Has Had Operating Losses And Does Not Expect To Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable. The Company’s ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below its revenue levels in order to achieve positive cash flows, none of which can be assured.

The Company May Be Unable To Manage Its Growth Or Implement Its Expansion Strategy

The Company may not be able to expand the Company's markets or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

Successful implementation of the Company’s business strategy requires the Company to manage its growth.  Growth could place an increasing strain on its management and financial resources.  To manage growth effectively, the Company will need to:

•Establish definitive business strategies, goals, and objectives;

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If the Company fails to manage its growth effectively, its business, financial condition or operating results could be materially harmed.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential customers and who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

If The Company Fails To Maintain And Enhance Awareness Of The Company's Brand, The Company's Business And Financial Results Could Be Adversely Affected

The Company believes that maintaining and enhancing awareness of the Company's brand and its products is critical to achieving widespread acceptance and success of the Company's business. The Company also believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Company's market. Maintaining and enhancing the Company's and the brand awareness of the Company and its products may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's and its products’ presence, the Company's market may decrease which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market may be limited. Developing and maintaining awareness of the Company's brand names, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the market increases. Successfully promoting and positioning the Company's brands, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand names or if the Company incurs significant expenses promoting and maintaining the Company's brand names, it would have a material adverse effect on the Company's results of operations.

The Company Faces Competition In The Company's Markets From Various Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

The Company Currently Has Limited Marketing In Place

The Company currently has limited marketing organization its brands and the Company. If the Company is unable to establish sufficient marketing and sales capabilities or enter into agreements with third parties, the Company may not be able to effectively market and generate revenues.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

The Company May Face Significant Competition From Other Similar Companies, And Its Operating Results Will Suffer If It Fails To Compete Effectively

The Company may face significant competition from other companies, and its operating results could suffer if the Company fails to compete effectively. The industries in which the Company participates are intensely competitive and subject to rapid and significant change. The Company has competitors both in the United States and internationally. Many of its competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing organizations. Additional mergers and acquisitions in its industry may result in even more resources being concentrated in its competitors. As a result, these companies may obtain market acceptance more rapidly than the Company is able and may be more effective themselves as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries.

The Company’s Future Financial Performance And Its Ability To Compete Effectively Will Depend, In Part, On The Company’s Ability To Manage Any Future Growth Effectively

As the Company’s operations expand, it expects that it will need to manage additional relationships with various strategic partners, suppliers and other third parties. The Company’s future financial performance and its ability to commercialize its business and to compete effectively will depend, in part, on its ability to manage any future growth effectively. To that end, the Company must be able to manage its development efforts effectively and hire, train and integrate additional management, administrative and sales and marketing personnel. The Company may not be able to accomplish these tasks, and its failure to accomplish any of them could prevent us from successfully growing the Company.

The Company’s Insurance Strategy May Not Be Adequate To Protect Us From All Business Risks.

The Company may be subject, in the ordinary course of business, to losses resulting from accidents, acts of God and other claims against us, for which the Company may have no insurance coverage. The Company currently maintains no general liability, automobile, life, health, property, or directors' and officers' insurance policies. The Company has limited disability and workers compensation insurance. A loss that is uninsured, or underinsured, or which otherwise exceeds policy limits may require us to pay substantial amounts, which could adversely affect the Company’s financial condition and operating results.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us.  If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Will Depend On Third-Party Providers For A Reliable Internet Infrastructure As Well As Other Aspects Of The Company’s Technology and Applications And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence, server needs, technology development and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Actual Or Perceived Failure To Adequately Protect Personal Data Could Harm Its Business.

A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. The Company’s actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, could result in enforcement actions and significant penalties against the Company, which could result in negative publicity, increase the Company’s operating costs, subject the Company to claims or other remedies and may harm its business which would negatively impact the Company’s financial well-being and your investment.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

The Company May Not Be Able to Continue as a Going Concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional financing. The Company anticipates raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and Share price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Shares, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Any additional financing could have a negative effect on Shareholders.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity financing which may be dilutive to existing Shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered on A “Best Efforts” Basis and The Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance the Company’s operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to the Company’s Shareholders. Increasing the amount of additional equity that the Company will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While in An Escrow Account or Other Bank Account Prior To Closing

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing escrow account or non-interest bearing bank account until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Dividends In The Past And Is Uncertain If It Will Be Able To Pay Dividends In The Foreseeable Future, So Any Return On Investment May Be Limited To The Value Of The Shares.

Please note that the Company has never paid dividends on its Shares and is uncertain if it will be able to pay dividends in the foreseeable future. The payment of dividends on the Company’s Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If the Company does not pay dividends, its Shares may be less valuable because a return on your investment will only occur if its stock price appreciates. Consequently, investors must rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any gains on their investment. Investors seeking cash dividends should not purchase the Company’s Shares. It is possible that the Company may never reach a financial position where it can or will issue dividends.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company may require additional debt, equity or other financing to pursue the Company’s growth and business strategies. These growth and business strategies include but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of the Shares of Class B Common Stock subscribed for under this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment.  You may not be able to liquidate your investment for any reason in the near future.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities and the Company does not have plans at this time to file the documents and seek approval required to establish a trading market for the Shares being sold in this Offering. The Company cannot assure that even with the proper filings that a trading market will ever develop. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that the Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of The Company’s Shares By Insiders Under Rule 144 Or Otherwise Could Reduce The Price Of The Shares, If A Trading Market Should Develop

Certain officers, directors and/or other insiders may hold Shares in the Company and may be able to sell their Stock in a trading market if one should develop. The availability for sale of substantial amounts of Stock by officers, directors and/or other insiders could reduce prevailing market prices for the Company’s securities in any trading market that may develop.

Should The Company’s Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of The Type Of Shares Being Sold In This Offering May Cause The Price Of The Company’s Shares To Decline

Should a market develop, and the Company’s Shareholders sell, substantial amounts of the Company’s Shares in the public market, Shares sold may cause the price to decrease below the current value of the Shares. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

Because The Company Does Not Have An Audit Or Compensation Committee, Shareholders Will Have To Rely On Management To Perform These Functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. Management performs these functions as a whole. Thus, there is a potential conflict in that management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.  Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Shares of Class B Common Stock Being Sold In This Offering Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, its future prospects and its capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be in the near future, a public market for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

You Will Have Limited Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a little ability to take part in the management of the Company as a minority Shareholder and will not be represented on any management board of the Company. Accordingly, no person should purchase the Shares unless he or she is willing to entrust all aspects of management to the Company.

The Shares in This Offering Have No Protective Provisions

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company.

Investing In This Offering Using A Credit Card Has Several Risks

Should you choose to invest in this offering using a credit card, you should be aware of several risks.  The SEC’s Office of Investor Education and Advocacy has issued an alert to inform investors about risks in using credit cards to purchase an investment. In part, this alert states that investing using a credit card has several risks including, but not limited to high interest rates, credit risk, transaction fees, credit card abuse, unauthorized charges on your credit card statements and risks related to third-party payment processors.  If you are considering investing in this Offering by using a credit card, you are encouraged to read and review the investor alert at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Changes In Tax Laws, Or Their Interpretation, And Unfavorable Resolution Of Tax Contingencies Could Adversely Affect The Company’s Tax Expense

The Company’s future effective tax rates could be adversely affected by changes in tax laws or their interpretation, both domestically and internationally. For example, in December 2017, the Tax Act was enacted into United States law. This legislation is broad and complex, and given its recent enactment, regulations or other interpretive guidance are currently limited. Any change in the interpretation of the Tax Act or other legislative proposals or amendments could have an adverse effect on the Company’s financial condition, results of operations, and cash flows. Furthermore, the effect of certain aspects of the Tax Act on state income tax frameworks is currently unclear, and potential changes to state income tax laws or their interpretation could further increase the Company’s income tax expense. The Company’s tax returns and positions (including positions regarding jurisdictional authority of foreign governments to impose tax) are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting the Company’s results of operations.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of Florida other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision does not apply to purchasers in secondary transactions. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Shares, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares for you (and many brokers refuse to hold Regulation A securities for their customers and are not set up to hold securities in Share form) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

The Shares Being Offered Have No Voting Rights

The Shares being offered in this Offering Circular have no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding shares of Class A Common Stock, which are not being offered herein. As a result, all matters submitted to Shareholders will be decided by the vote of holders of Class A Common Stock. This concentrated control eliminates other Shareholders’ ability to influence corporate matters and, as a result, the Company may take actions that its Shareholders do not view as beneficial. Because the securities being sold in this Offering, Shares of Class B Common Stock, have no voting rights, if you invest, you should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

Additional Risks Related to The Company’s Involvement In The DNA Testing Industry

The Company Faces Substantial Competition

The market for DNA testing within the United States and Canada is highly competitive due to the increasing number of domestic and international companies in the market. Many of the Company’s competitors have substantially greater financial resources, marketing strength and distribution networks than the Company. Moreover, the introduction of new products by competitors that compete directly with the Company’s products or that diminish the importance of the Company’s products to retailers or distributors may have a material adverse effect on the Company’s business and financial results, as well as your investment.

The Company’s Advertising and Promotional Investments May Affect the Company’s Financial Results

The Company expects to continue to incur significant advertising, marketing, and promotional expenditures to enhance its brands. These expenditures may adversely affect the Company’s results of operations and may not result in increased sales. Variations in the levels of advertising, marketing and promotional expenditures are expected to cause variability in the Company’s results of operations. While the Company will attempt to invest only in effective advertising, marketing, and promotional activities, it is difficult to correlate such investments with sales results, and there is no guarantee that the Company’s expenditures will be effective in building brand equity or growing short term or long term sales.

Changes in Tax, Environmental and Other Regulations, Government Shutdowns or Failure to Comply with Existing Licensing, Trade or Other Regulations Could Have a Material Adverse Effect on the Company’s Financial Condition.

The Company’s business is regulated by federal, state, and local laws and regulations regarding such matters as licensing requirements, trade and pricing practices, labeling, advertising, promotion and marketing practices, relationships with distributors, environmental impact of operations and other matters. These laws and regulations are subject to frequent reevaluation, varying interpretations and political debate, and inquiries from governmental regulators charged with their enforcement. In addition, any delays in federal or state government required approvals caused by federal or state government shutdowns could prevent new brands or innovations from getting to market on time or at all. Failure to comply with existing laws and regulations to which the Company’s operations are subject or any revisions to such laws and regulations or the failure to pay taxes or other fees imposed on the Company’s operations and results could result in the loss, revocation or suspension of the Company’s licenses, permits or approvals, and could have a material adverse effect on the Company’s business, financial condition and results of operations.

Changes in federal and other tax rates could have a significant effect on the Company’s financial results.

The Company’s Operating Results and Cash Flow May Be Adversely Affected by Unfavorable Economic, Financial and Societal Market Conditions.

Volatility and uncertainty in the financial markets and economic conditions may directly or indirectly affect the Company’s performance and operating results in a variety of ways, including: (a) prices for energy and agricultural products may rise faster than current estimates, including increases resulting from currency fluctuations; (b) the Company’s key suppliers may not be able to fund their capital requirements, resulting in disruption in the supplies of the Company’s raw and packaging materials; (c) the credit risks of the Company’s distributors may increase; (d) the impact of currency fluctuations on amounts owed to the Company by distributors that may pay in foreign currencies; and (e) the Company’s credit facility, or portion thereof, may become unavailable at a time when needed by the Company to meet critical needs.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

DILUTION

IMPORTANT NOTE: The Company’s consolidated financial statements attached as Section F/S below are presented in Canadian dollars, which is Company’s functional currency. In this Offering Circular, unless otherwise noted, all monetary amounts are presented in U.S. dollars, not Canadian dollars. For historical monetary amounts related to January 1, 2020 to December 31, 2020, said amounts are presented using  the Canadian/US exchange rate for January 1, 2021 of 1.2751 unless otherwise specifically noted. For historical monetary amounts related to January 1, 2021 to December 31, 2021, said amounts are presented using the Canadian/US exchange rate for December 31, 2021 of 1.2678 unless otherwise specifically noted.

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given Share when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 11.50% of the total outstanding shares of the Company.

The Company anticipates that subsequent to this Offering, the Company will require additional capital. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Shares of Class B Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of stock. When the Company issues more Shares or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares outstanding could also result from a share offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock options, vesting of stock options or by conversion of certain instruments such as convertible bonds, other classes of stock or warrants into stock or other equity. If the Company decides to issue more Shares or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Shares or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it is important to realize how the value of those Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

If you invest in the Company’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the pro forma net tangible book value per share after this Offering. As of December 31, 2020, the net tangible book value of the Company was -$395,354.09 since the Company had generated $212,076.03 in revenue but had cumulative expenses equal to $266,447.26 and $9,018.90 in paid-in-capital. As of December 31, 2021, the net tangible book value of the Company was $208,311.25 since the Company had generated $352,386.12 in revenue but had cumulative expenses equal to $487,241.32 and $748,346.74 in paid-in-capital. Based on the number of Shares of Class A Common Stock (8,549,076) and Shares of Class B Common Stock (0) outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $0.02 per Share on a pro forma basis. Net tangible book value per Share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.02 per Share.

Thus, if the Offering is fully subscribed, the net tangible book value per Share owned by the Company’s current shareholders will have immediately increased by approximately $1.04 per share without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $1.06 per Share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below (before deducting the appropriate offering expenses for each scenario) as of the December 31, 2021 financial statements:

If the total capital raised is $2,500,000:
Offering price per Share*	$9.00
Net Tangible Book Value per Share before Offering (based on 8,549,076 Shares)	$0.02
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 277,778 Shares)	$0.29
Net Tangible Book Value per Shares after Offering (based on 8,826,854 Shares)	$0.31
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$8.69
*Before deduction of offering expenses

If the total capital raised is $5,000,000:
Offering price per Share*	$9.00
Net Tangible Book Value per Share before Offering (based on 8,549,076 Shares)	$0.02
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 555,556 Shares)	$0.55
Net Tangible Book Value per Shares after Offering (based on 9,104,632 Shares)	$0.57
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$8.43
*Before deduction of offering expenses

If the total capital raised is $7,500,000:

Offering price per Share*	$9.00
Net Tangible Book Value per Share before Offering (based on 8,549,076 Shares)	$0.02
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 833,333 Shares)	$0.80
Net Tangible Book Value per Shares after Offering (based on 9,382,409 Shares)	$0.82
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$8.18
*Before deduction of offering expenses

If the total capital raised is $10,000,000:
Offering price per Share*	$9.00
Net Tangible Book Value per Share before Offering (based on 8,549,076 Shares)	$0.02
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,111,111 Shares)	$1.04
Net Tangible Book Value per Shares after Offering (based on 9,660,187 Shares)	$1.06
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$7.94
*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing shareholders for shares acquired by them in a transaction during the past year.  The Company’s operations to date have been funded by the founders, initial investors and their friends and families. Total funding provided by these sources from inception through December 31, 2021 amounted to $889,141.01 and has continued since then. The average effective cash contribution for Shares acquired by investors in transactions during the past year prior to December 31, 2021 was $0.10 per Share, whereas the public contribution under this Offering will be $9.00 per Share.

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $9,999,999.00 of its Shares. The Offering is being conducted on a best-efforts basis without any minimum number of Shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares of Class B Common Stock through commissioned broker-dealers other than Dalmore but may do so after the commencement of the offering. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1-A and Offering Circular to describe the arrangement.

This is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the amount of funds raised in the Offering prior to each such proposed closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in any escrow account or other bank account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in escrow account or other bank account will be distributed to the Company, and the associated Shares will be issued to all investors at time of each closing for investors whose funds and subscription have been cleared. Investors will be notified by the Company via e-mail or another form of written communication when a closing occurs involving their subscription and will be notified that their Shares have been issued at that time. Funds tendered by investors will be kept in the escrow or other banking account until the next closing after they are received in the account. At each closing, funds for subscriptions accepted from investors who have been issued will be immediately available for the Company's use during the term of the Offering.

All subscribers will be instructed by the Company or its agents to transfer funds by credit or debit card or ACH transfer, and possibly by wire transfer or check, directly to escrow account or other bank account established for this Offering. Such funds will be deposited into escrow account or other bank account and released to the Company at each closing. Processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing investor payments. If you pay for your subscription using a credit card, the payment will be processed by a third-party entity. While there may be processing fees associated with said credit card payment processing, investors will not be responsible for paying any such processing fees charged by the third-party entity, but rather the Company will pay all such fees.

Except as stated above, subscribers have no right to a return of their funds unless no closing has occurred by the termination date of the Offering, in which event investor funds held in the escrow account or other bank account will promptly be refunded to each investor without interest or deductions. Because this is not a contingent offering, an escrow account does not need to be established and, if none is established, no escrow agreement will be filed to this Form 1-A of which this Offering Circular is a part. If an escrow account is created despite the lack of legal requirement, the Company will file it as Exhibit 1A-8 to this Form 1-A of which this Offering Circular is a part. Because this is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering, the likelihood of no closing occurring is very slim. However, the Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the planned termination date in the absolute discretion of the Company.

After the Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. Regardless of which company the escrow or other banking account is created through, the subscription funds advanced by prospective investors as part of the subscription process will be held in said escrow or other banking account and will not be commingled with the Company's operating account, until there is a Closing with respect to that Investor and funds are transferred to said operating account. When the Company indicates that the Offering will hold a closing and the Investor’s subscription is to be accepted (either in whole or part), then escrow or other banking account shall disburse such Investor’s subscription proceeds in its possession to the account of the Company. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the escrow or other banking account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Company.

None of the Shares being sold in this Offering are being sold by existing securities holders. All of the securities were authorized as of September 8, 2022.

The Company initially will use its existing website, https://dnalabs.ca, to provide notification of the Offering. Persons who desire information will be directed to either www. https://dnalabs.ca, or a website owned and operated by a third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore Group LLC (“Dalmore”), a broker-dealer registered with the SEC and members of the Financial Industry Regulatory Authority (“FINRA”), to perform the following functions in connection with this Offering, but not for underwriting or placement agent services:

1.Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to Company whether or not to accept investor as an investor of the Company;

2.Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to Company whether or not to accept the use of the subscription agreement for the investor’s participation;

3. Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

4.Not provide any investment advice nor any investment recommendations to any investor;

5.Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under the broker-dealer agreement (e.g., as needed for AML and background checks);

6.Coordinate with third party providers to ensure adequate review and compliance; and

7.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The Company has agreed to pay Dalmore a fee equivalent to 1.0% of all capital raised in the Offering. The Company has also paid a FINRA 5110 filing fee of $2,000.00. The Company has also paid a one-time payment for out of pocket expenses of $5,000.00 to Dalmore to cover expenses such a preparing the FINRA filing, due diligence expenses, and any other services necessary and required prior to the qualification of this Offering. Dalmore will refund a portion of the $5,000.00 payment to the extent it is not used, incurred or provided to the Company. The Company will also engage Dalmore as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Client will pay a one-time consulting fee of $20,000.00 which will be due and payable immediately after FINRA issues a No Objection Letter.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees.

Dalmore will not under any circumstance solicit any investment in the Company in this Regulation A Offering, provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Dalmore is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering in this Regulation A Offering. Based upon Dalmore's anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Dalmore's involvement in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. If such an extension of the Offering is to occur, an appropriate filing will be made with the SEC to provide notification of the extension.  Funds received from investors will be counted towards the Offering only if the form of payment clears the payment processing and/or banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended for by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $900.00 for 100 Shares unless reduced on a case-by-case basis by the Company. If paying by check, instructions shall be given by the Company as to how and where to deliver the payment by check and to whom the check should be made payable. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

______________________ will serve as transfer agent to maintain shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares in this Offering are $9,999,999.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $9,699,999.01 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations and general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

	$2,500,000.00	$5,000,000.00	$7,500,000.00	$9,999,999.00
Marketing and Investor Relations	$900,000.00	$1,800,000.00	$2,000,000.00	$2,000,000.00
Development of Health Locker App	$0.00	$0.00	$0.00	$500,000.00
R&D on New Projects	$250,000.00	$500,000.00	$750,000.00	$1,000,000.00
Hire and Retain Sales Staff (Canada & US)	$1,000,000.00	$2,000,000.00	$2,400,000.00	$2,400,000.00
Construct own lab and technology center	$0.00	$0.00	$1,800,000.00	$2,000,000.00
Unallocated Working Capital	$125,000.00	$450,000.00	$275,000.00	$1,800,000.01
Offering Expenses (2)	$200,000.00	$200,000.00	$200,000.00	$200,000.00
Broker-Dealer Fees (1)	$25,000.00	$50,000.00	$75,000.00	$99,999.99
	$2,500,000.00	$5,000,000.00	$7,500,000.00	$9,999,999.00

(1) The Company shall pay Dalmore a cash success fee equivalent to 1.00% of the gross proceeds raised in the Offering.. Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to this Offering Circular will be filed disclosing the additional fees.

(2) The Offering Expenses are estimated at a total of $200,000 in the chart above but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees paid to Dalmore or any type of commissions to be paid to any broker-dealer.

DESCRIPTION OF THE BUSINESS

General

DNALabs Canada Inc. (“We” “DNALabs” or the “Company”) is a Canadian Corporation. DNALabs was formed in the province of Ontario, Canada on November 23, 2016. (Exhibit 1A-2A). On November 23, 2016, the Company’s Bylaws were signed. (Exhibit 1A-2B). The Company is a Canadian Corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed under the Canada Business Corporations Act.

The Company’s Chief Executive Officer is Moni Lustig. The Company’s offices are located at 99 Yorkville Avenue, Suite 200, Toronto, Ontario, M5R 3K5, Canada. The Company’s Chief Executive Officer may be reached at via e-mail to moni@dnalabs.ca. The Company is relying on this offering to fund its ongoing business. Consequently, as of the date of this Offering Circular, the Company has only limited assets, contributed by the founders and early investors. Further, the

Company will require substantial additional funds, even beyond those raised in this Offering, in order to fully implement its business plan and to seek to become profitable.

Introduction

DNALabs is a Canadian owned company that provides genetic testing (also known as DNA testing) solutions with a mission to help individuals know more about themselves in order to make more informed health and wellness decisions. The Company was founded in November 2016 by a group of talented individuals consisting of scientists, entrepreneurs and experienced professionals who are dedicated to the future of science’s re-invention with a true passion for developing useful, safe and easy to understand genetic/DNA testing products with a hallmark of excellence.

With limited capital, the Company has been successful in generating partnerships with key players including The Hospital for Sick Children in Toronto, Sunnybrook Hospital, Mercer, People Corporation, Munich Reinsurance Company, Amazon.com Inc., and Shoppers Drug Mart Inc. and has sold over 6,000 DNA testing kits since launching.

History

DNALabs began its journey with pharmacogenetics testing. Pharmacogenetics is a branch of science that looks at how an individual’s genetic profile affects the likely response to therapeutic drugs. In August 2017, DNALabs launched its first pharmacogenetics test called MatchMyMedsTM, to determine how the liver metabolizes medications. In current medical practices, drug prescription and dosage quantity largely rely on ‘one-size-fits-all’ and ‘trial-and-error’ methods. Incorrect drug and/or dosage quantity may cause adverse drug reactions (“ADRs”). In Canada alone, there are 200,000 severe ADRs and more than 10,000 deaths due to this, costing the healthcare system in excess of $10 billion.

The MatchMyMedsTM test acts as a useful tool in determining the right medication and dosage quantity for patients suffering from various medical conditions such as cardiovascular diseases, pain and migraine, schizophrenia, anxiety, and depression. This test helps reduce the likelihood of unwanted side effects and maximizes the odds of a successful outcome in patients. MatchMyMedsTM drug compatibility test provides clinically validated recommendations from practise guidelines published by the Clinical Pharmacogenetics Implementation Consortium (“CPIC”) and the Dutch Pharmacogenetics Working Group (“DPWG”) or summarized in the Health Canada or the US FDA approved drug’s label.

Recently, DNALabs was also involved in a cohort study with The Hospital for Sick Children in Toronto to ascertain the clinical utility of a pharmacogenomic testing program that uses both, point-of-care and pre-emptive approaches to assess potential responses to drugs in a pediatric tertiary care setting. The findings of this study suggested that a pharmacogenomic program using both point-of-care targeted drug-guided testing and pre-emptive whole-genome sequencing-guided testing does enhance the knowledge necessary for patient care decision-making, providing informed rationales for drug selection and dosing options.

Present Products

At present, DNALabs’ test offerings include the following:

•MatchMyMedsTM – Launched in August 2017 – Drug compatibility test

•LoveMyHealthTM – Launched in September 2018 – Lifestyle genetic test

•LoveMyHealthTM Pro – Launched in May 2019 – Lifestyle genetic test with expanded clinical panel

•TestMyToleranceTM – Launched in October 2018 – Cannabis sensitivity test

•FeedMyGenes Diet Playbook launched in 2022

•Love My Health PRO Fertility Report launched in 2021.

In addition to the aforementioned test offerings, DNALabs also has ongoing and planned contracts for white label tests:

•AOR - MyBlueprintTM – Launched in March 2019 – Based on the LoveMyHealthTM test platform

•The Hospital for Sick Children (“SickKids”) – Customized white label test based on the MatchMyMedsTM test platform

•Conceive Health (Naturopathic Fertility Clinic) – White label fertility test based on the new LoveMyHealthTM Pro test platform.

Having successfully proven the commercial viability and the business model of the test offerings in Canada, DNALabs plans to expand its operations to the U.S. market, which provides an attractive opportunity to scale its business further and boost the Company’s sales growth.

1.2.Product Plan

DNALabs’ core objective is to provide everyone an equal opportunity to learn more about themselves and their DNA, and from this knowledge, be empowered to embrace opportunities of living better lives. The Company strives to be resilient in developing great and practical genetic tests, with equally great and impressive stakeholders and partners, one gene at a time.

The Company has four primary test offerings at the moment: MatchMyMedsTM, LoveMyHealthTM, LoveMyHealthTM Pro, and TestMyToleranceTM. In addition, DNALabs also has white label partnerships such as The Hospital for Sick Children and AOR for MyBlueprintTM. the Company launched in 2021 the fertility report as an add-on to the LoveMyHealthTM Pro test and a white label fertility test for Conceive Health.

Further test developments will focus on the following:

•Building a comprehensive range of white label partnerships;

•Addition of skin panel;

•Addition of diet, wellness, and weight-loss panel, including personal meal plans based on the individual’s gene; this test may include a subscription plan providing with regular updates to meal plans and recipes for a monthly membership fee.

•Addition of a Physical Fitness specific report;

•Addition of various disease predicting panels;

•Paternity testing panel;

•Carrier testing; and

•Forming international partnership and licensing agreements.

DNALabs is also working towards a digital health locker platform for depositing, storing, and sharing personal DNA data.

Market Size and Opportunity

DNALabs is initially focussed on the Canadian and U.S. markets. However, the Company does have long-term plans to penetrate additional geographies where consumer interest is growing in the genetics testing market.

The global genetic testing market has been exponentially gaining widespread attention ever since the COVID-19 pandemic outbreak. According to a report published by Brandessence Market Research and Consulting Pvt. Ltd.1, the global genetic testing market was valued at about US$ 10.8 billion in 2020. Going forward, the global genetic testing market is expected to reach US$ 23.1 billion by 2027 at a compound annual growth rate (“CAGR”) of 11.5% over the forecast period. Rising incidence of blood cancer, genetic disorders, cardiovascular diseases and surge in availability of new tests are some major factors driving the growth of the global genetic testing market.

North America is dominating the genetic testing market with the highest share due to rising awareness among the people about advanced treatment for healthcare. Presence of key players, established healthcare infrastructure, and availability of branded drugs are some of the key factors for the region’s large share.

According to Global Market Insights Inc., the genetic testing market size exceeded $14.8 billion USD in 2020 and is expected to grow at a CAGR of 11.6% from 2021 to 2027 and surpass $31.8 billion USD by the end of 2027. Physician adoption of genetic tests into clinical care, technological advancements, availability of new tests, growing application of genetic testing in oncology & genetic diseases in North America, consumer interest in personalized medicines in Europe, and growing demand for direct-to-consumer genetic testing are expected to be the major drivers of genetic testing market growth.

DESCRIPTION OF PROPERTY

The Company owns no real property.

LITIGATION

The Company is not involved in any litigation and is not aware of any pending or threatened legal actions.

1 https://brandessenceresearch.com/healthcare/genetic-testing-market-industry

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

IMPORTANT NOTE: The Company’s consolidated financial statements attached as Section F/S below are presented in Canadian dollars, which is Company’s functional currency. In this Offering Circular, unless otherwise noted, all monetary amounts are presented in U.S. dollars, not Canadian dollars. For historical monetary amounts related to January 1, 2020 to December 31, 2020, said amounts are presented using the Canadian/US exchange rate for January 1, 2021 of 1.2751 unless otherwise specifically noted. For historical monetary amounts related to January 1, 2021 to December 31, 2021, said amounts are presented using the Canadian/US exchange rate for December 31, 2021 of 1.2678 unless otherwise specifically noted.

BUSINESS

DNALabs Canada Inc. is a Canadian Corporation. The Company was formed for the general purpose of transacting any or all lawful business for which a corporation may be formed under the Canada Business Corporations Act.

Overview

Although additional classes of shares have been authorized, there are two classes of shares issued by the Company: Class A Common Stock and Class B Common Stock. Securities to be issued pursuant to this Offering will be Shares of Class B Common Stock. For more details on the rights of the Shares, see the Bylaws attached hereto and the section “Securities Being Offered” below.

The grand majority of the equity of the Company is presently owned by founders, officers, and directors, but as Shares of Class B Common Stock of the Company are issued pursuant to this Offering, the founders, officers, and directors’ ownership in the Company will be diluted. If the maximum amount is raised in this Offering, investors in this Offering will own approximately 11.50% of the Company.

The financial information reported below, and in the accompanying audited financial statements, are not necessarily indicative of future operating results or of future financial condition. The Company believes that the funding to be obtained through this Offering will have a material impact on future operations. This Offering is a material event that should cause future reported financial information to be materially different than the numbers reflected below. However, management is aware that any capital raise involves uncertainty and investors should be aware that this material event and the uncertainty surrounding it make the reported financial information herein not indicative of potential future operating results or of our future financial condition

Results of Operations

The period of January 1, 2020 to December 31, 2020.

Note: In this Results of Operations section, for the period of January 1, 2020 to December 31, 2020, the Company used an exchange rate of 1.3415 (the average exchange rate for calendar year 2020) in converting the amounts in its audited financial statements from Canadian dollars to U.S. dollars as displayed below.

Revenue. Total revenue for the period from January 1, 2020 to December 31, 2020 was $212,076.03 as the Company was operating selling pre-defined diagnostic reports and specialized diagnostic services.

Operating Expenses. Operating expenses for the period from January 1, 2020 to December 31, 2020 were $266,447.26. Operating expenses for the period were comprised of costs to process tests, materials, and operating expenses and overhead.

Net Loss. Net loss for the period from January 1, 2020 to December 31, 2020 was $54,371.23. Charge to Retained Earnings for pre-inception costs: $0.00.

The period of January 1, 2021 to December 31, 2021.

Note: In this Results of Operations section, for the period of January 1, 2021 to December 31, 2021, the Company used an exchange rate of 1.2535 (the average exchange rate for calendar year 2021) in converting the amounts in its audited financial statements from Canadian dollars to U.S. dollars as displayed below.

Revenue. Total revenue for the period from January 1, 2021 to December 31, 2021 was $352,386.12 as the Company was operating selling pre-defined diagnostic reports and specialized diagnostic services. The material change in revenues was due to new clients.

Operating Expenses. Operating expenses for the period from January 1, 2021 to December 31, 2021 were $487,241.32 as the Company’s expenses including cost to process tests, materials, and operating expenses and overhead.  Costs increased year over year due to increase in volume and other associated costs.

Net Loss. Net loss for the period from January 1, 2021 to December 31, 2021 was $134,855.21. Charge to Retained Earnings for pre-inception costs: $0.00. Material changes from the earlier reported period are primarily due to the Company increased costs and reduced COVID government subsidy available during 2020.

Liquidity and Capital Resources

During the period from January 1, 2020 to December 31, 2020 the Company received funding consisting of $0.00 and revenues of $212,076.03 which was used to fund the operating expenses of the Company.. The Company had net cash of $67,124.93 on December 31, 2020. During the period from January 1, 2021 to December 31, 2021, the Company received funding consisting of $880,070.18 and revenues of $352,386.12 which was used to fund the operating expenses of the Company. The Company had net cash of $274,118.16 on December 31, 2021. Again, any material changes from the earlier reported period are primarily due to increase of revenue and issuing of new shares.

 Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Significant Accounting Policies

The Company’s independent auditors have audited the Company’s financial statements in accordance with IFRS. Significant accounting policies are detailed below. The list is not intended to be a comprehensive list of all of the Company’s accounting policies. In many cases, the accounting treatment of a particular transaction has no need for management's judgment in their application. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect the Company’s reported and expected financial results.

Basis of Presentation

The accounting and reporting policies of the Company conform to IFRS standards (“IFRS”).

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

The preparation of the consolidated financial statements in accordance with IFRS requires management to make judgments, estimates, and assumptions in order to apply the Company’s accounting policies, which have an effect on the reported amounts and disclosures made in the consolidated financial statements and accompanying notes.

The following are the critical judgments and key sources of estimation:

Current versus noncurrent classification

The Company presents its assets and liabilities in the consolidated statement of consolidated financial position based on current/non-current classification. An asset is current when it is:

•Expected to be realized or intended to be sold or consumed in the normal operating cycle

•Held primarily for the purpose of trading

•Expected to be realized within 12 months after the reporting period

Or

•Cash unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period.

All other assets are classified as noncurrent.

A liability is current when:

•It is expected to be settled in the normal operating cycle

•It is held primarily for the purpose of trading

•It is due to be settled within 12 months after the reporting period

Or

•There is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period

•The terms of the liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

The Company classifies all other liabilities as noncurrent.

Deferred tax assets and liabilities are classified as noncurrent assets and liabilities.

Revenue recognition

The Company recognizes revenue from the following major sources:

•sale of pre-defined diagnostics report; and

•sale of specialized diagnostic services.

Both types for above reports are generated through test conducted using a DNA testing kit (“Kit”), which is provided to consumers at the time of sales order. Testing is completed when these kits are returned by the consumers for lab testing purposes. Completed kits containing the specimen are sent to a laboratory for processing. The Company analyzes the resulting genotype, generating a report for release to the consumer or ordering party. In management’s judgment, the Company’s activities comprise a single performance obligation as the various tasks are not distinct within the context of the contract: the Company’s obligation is to combine these inputs and only transfers control of the final report to the customer.

Sale of pre-defined diagnostics report

The Company sells pre-defined diagnostics reports through multiple channels including hospitals, healthcare practitioners, and direct to consumers via the Company’s website. The performance obligation is satisfied, and revenues are recognized when diagnostics reports are released to the customer, in an amount that reflects the consideration the Company expects to collect. A receivable is recognized by the Company as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

Sale of specialized diagnostic services

The Company provides specialized diagnostic services to hospitals, healthcare practitioners, and various research facilities. The terms of the reports along with the price is agreed upon in the contract entered between the parties. The performance obligation is satisfied and revenues are recognized when diagnostics services have been performed and reports are released to the ordering party in an amount that reflects the consideration the Company expects to collect. A receivable is recognized by the Company as this represents the point in time at which the right to consideration becomes unconditional, as only the passage of time is required before payment is due.

For both revenue streams, the transaction price is generally determined based on a stated price per unit and does not require significant judgment.

For both revenue streams, revenue is recognized at the point in time the DNA test report is made available to the customer. In management’s judgment, this occurs once the test and analysis are complete, after the results are reviewed by Company personnel, and released in the Company’s reporting system to be available for the customer to view.

Amounts collected in advance of services being provided are recorded as unearned revenue on the statement of consolidated financial position. The associated revenue is recognized and the unearned revenue is reduced as the contracted services are subsequently performed. Sales to consumers are paid upfront prior to the Company sending a kit. Sales to institutional customers generally are paid on credit terms 30 to 60 days after the reports are made available, or in some cases, prepaid by the institutional customer.

The Company collects sales on the revenues as per the laws of the jurisdiction, from where the services are provided or goods are sold. Sales tax collected and remains payable to the relevant government agency is included in accounts payable and accrued liabilities.

The Company elected to expense sales commission and other costs incurred to obtain sales contracts for agreements that are expected to have terms of less than 12 months.

Financial instruments - initial recognition and subsequent measurement

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (“OCI”), and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial assets contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient, the Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient are measured at the transaction price as disclosed in revenue recognition note.

The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows while financial assets classified and measured at fair value through OCI are held within a business model with the objective of both holding to collect contractual cash flows and selling.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognized on the trade date, i.e., the date the Company commits to purchase or sell the asset.

Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in two categories which are most relevant to the Company:

•Financial assets at amortized cost

•Financial assets at fair value through profit or loss

Financial assets at amortized cost

The Company’s financial assets include cash, accounts receivable and receivables from shareholder which are carried at amortized cost.

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Company’s statement of financial position) when:

•The rights to receive cash flows from the asset have expired, or

•The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset

When the Company has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Company continues to recognize the transferred asset to the extent of its continuing involvement. In that case, the Company also recognizes an associated liability.

The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations the Company has retained.

The Company recognizes an allowance for expected credit losses (“ECLs”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

For trade receivables, the Company applies a simplified approach in calculating ECLs. Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date.

The Company considers a financial asset in default when contractual payments are 90-days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial liabilities

Initial recognition and measurement

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

Subsequent measurement

•For purposes of subsequent measurement, financial liabilities are classified as Financial liabilities at amortized cost.

Financial liabilities at amortized cost (accounts payable and accrued liabilities)

This is the category most relevant to the Company. After initial recognition, loans and borrowings are subsequently measured at amortized cost using the effective interest rate (“EIR”) method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the statement of profit or loss.

Accounts payable and accrued liabilities are paid according to vendor terms, generally within 30 days. Due to the short duration, the carrying values equal the stated amounts due.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or canceled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the statement of profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in OCI or directly in equity.

The Company offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Foreign exchange

The Company’s consolidated financial statements are presented in Canadian dollars, which is Company’s functional currency. For its subsidiary Company, the Company determines the functional currency and items included in the subsidiary’s financial statement are measured using that functional currency. The Company uses the direct method of consolidation and on disposal of foreign operation, the gain or loss is reclassified to profit, or loss reflects the amount that arise from using this method. The Canadian/US exchange rate on January 1, 2021 and December 31, 2021 was 1.2751 and 1.2678 respectively.

Transactions and balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date.

Differences arising on settlement or translation of monetary items are recognized in profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognized in OCI or profit or loss are also recognized in OCI or profit or loss, respectively. In determining the spot exchange rate to use on initial recognition of the related asset, expense, or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which the Company initially recognizes the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, the Company determines the transaction date for each payment or receipt of advance consideration.

On consolidation, the assets and liabilities of foreign operations are translated into Canadian dollars at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange difference arising on translation was immaterial to the financial statements as a whole and included in other expense in the statement of operations.

Government assistance

Government assistance is recognized where there is reasonable assurance the assistance will be received, and all attached conditions will be complied with.

The Company applied for financial assistance under available government subsidy programs for employers impacted by COVID-19. During 2021 and 2020, the Company received Canada Emergency Wage Subsidies (“CEWS”) of approximately $2,900 and $45,000, respectively. Government assistance related to the wage subsidy has been recorded as a reduction of salaries and benefits.

The Company also received Canada Emergency Rent Subsidy (“CERS”) in 2021 and 2020 of approximately $285 and $520, respectively. Government assistance related to the rent subsidy has been recorded as a reduction of occupancy costs.

In addition, the Company received a loan under the Canada Emergency Business Account program as disclosed in Note 11 of the Company’s financial statements.

Cash

Cash in the consolidated statement of financial position comprise cash at banks and on hand and short-term, highly-liquid deposits with a maturity of three months or less, that are readily convertible to a known amount of cash and subject to an insignificant risk of changes in value. As of December 31, 2021, the Company had $274,118.16 in cash.

Provisions and Contingencies

Provisions represent liabilities to the Company for which the amount or timing is uncertain. Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable the Company will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. Provisions are measured at the present value of the expected consideration to settle the obligation which, when the effect of the time value of money is material, is determined using a discount rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision during the period to reflect the passage of time is recognized in earnings as a finance cost.

Contingent liabilities also include obligations that are not recognized because their amount cannot be measured reliably or because settlement is not probable. Contingent liabilities do not include provisions for which it is certain the Company has a present obligation that is more likely than not to lead to an outflow of cash or other economic resources, even though the amount or timing is uncertain. A contingent liability is not recognized in the consolidated statement of financial position. However, unless the possibility of an outflow of economic resources is remote, a contingent liability is disclosed in the notes.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Offering Circular, the Company has 5  full-time employee(s). The Company plans to actively hire its additional employees at such time as the Company has sufficient capital or financing to do so.

The directors and executive officers of the Company as of the date of this Offering Circular are as follows:

Moni Lustig

President & Chief Executive Officer

Moni Lustig has more than three decades of success in asset management, business building, and wealth creation, along with a hard-earned reputation for a unique savviness when it comes to business relationships. This latter skill serves to explain how his years of experience, diligence, and deep community connections brought him leadership positions within chronic disease-based research organizations.

Moni was born in Israel. He moved with his family, first to Hong Kong in 1976, and subsequently to Toronto in the winter of 1978. He attended York University for majoring in economics from 1982 to 1984, and left with one semester short of graduation, to work on wholesale jewellery business which he had started in his first year as a student. He later joined his father’s small home building business. He helped build the business to a point where the company was recognized as the largest builder by the City of Brampton, exceeding 500 residential units per year by the mid-90’s. During this time, the company also took over and turned around distressed commercial properties in GTA.

After completing the sale of the last real estate asset in 2010, Moni started investigating lucrative investment opportunities, while increasing his involvement in community wellbeing. Moni’s personal loss of both his parents due to cancer, fueled his passion towards DNALabs. He relentlessly pursues deeper subject matter expertise in precision medicine, breakthroughs in personalized cancer care rooted in genomics, and recent benefits of genome-based cancer care. Moni is now immersed in the application of genomics to clinical research, surveillance and treatment for children and adults.

Dr. Aaron Goldman

Chief Science Officer

Dr. Aaron Goldman is at the heart of DNALabs, bringing in more than 20 years of experience in life sciences and expertise in the latest genomic technologies to every product and application. Dr. Goldman oversees all aspects of genetic test design, interpretation, and implementation, as well as providing scientific and technical support to marketing and strategic planning initiatives.

Prior to his involvement in the Company, Dr. Goldman was the Director of Genomics Services at the University Health Network/Mt. Sinai Hospital Clinical Genomics Centre in Toronto, a state-of-the-art, full-service genomics technology facility that provides genomics services such as DNA sequencing and genotyping to the research community. Dr. Goldman also served as the Research Program Director and co-founder of Mt. Sinai Hospital’s Office of Personalized Genomics and Innovative Medicine, an establishment that facilitates implementation of genomic discoveries into routine medical practice. In his roles at Mt. Sinai Hospital, Dr. Goldman was instrumental in successfully managing several large research programs attracting over $10 million of funding from various governmental organizations.

Dr. Goldman earned his M.S. and M. Phil. in Molecular, Cellular and Developmental Biology, PhD in Molecular Genetics from Yale University and post-doctoral studies at the University of Toronto.

David Feld

Executive Vice President & Chief Legal Officer

David Feld had extensive legal experience working with a legal firm practice, Feld Kalia Professional Corporation. His knowledge of law and regulation with is passion for technology to become DNALabs’ Executive Vice President & Chief Legal Counsel. Genomic testing and pharmacogenomics are at the forefront of transformative medicine which means knowledge and understanding of the legal and regulatory framework and its application will be invaluable to the Company.

David brings a unique blend of skill to the team in terms of anticipating as well as meeting regulations. He is an avid observer of how genome testing is evolving around the globe, particularly in North America. David has a Law Degree specializing in Real Estate from Western University Law School, and Bachelor of Science degree, with distinction in Neuroscience and Psychology from University of Toronto.

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
Moni Lustig	President, CEO, CFO	59	11-23-2016 to present	60
Dr. Aaron Goldman	Chief Science Officer	48	11-23-2016 to present	60
David Feld	EVP & Chief Legal Officer	48	11-23-2016 to present	1
Directors:
Moni Lustig	Director	59	11-23-2016 to present	__1__
Dr. Aaron Goldman	Director	48	11-23-2016 to present	1
David Feld	Director	48	11-23-2016 to present	1
Guy Bentley	Director	62	6-30-2022 to present	1

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From January 1, 2020 through December 31, 2021, the Company paid $206,299.21 in compensation to its present executive officers and directors. The Company will pay existing officers in the future and may hire additional officers in the future and pay them and may also choose to compensate its directors in the future. The following chart reflects all compensation paid to each officer and director from January 1, 2020 through December 31, 2021.

In this section, for the period of January 1, 2020 to December 31, 2020, the Company used an exchange rate of 1.3415 (the average exchange rate for calendar year 2020) in converting the amounts paid from Canadian dollars to U.S. dollars as displayed below. For the period of January 1, 2021 to December 31, 2021, the Company used an exchange rate of 1.2535 (the average exchange rate for calendar year 2021).

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Executive Officers and Directors:
Moni Lustig	President, CEO, CFO, Director	$103,149.61	$0.00	$103,149.61
Dr. Aaron Goldman	Chief Science Officer, Director	$103,149.61	$0.00	$103,149.61
David Feld	EVP & Chief Legal Officer	$0.00	$0.00	$0.00

Employment Agreements

The Company has not entered into employment agreements with any of its officers or directors as of the date of this Offering Circular.

Should any such agreements be entered into, they will be attached as Material Contracts in Exhibit 1A-6 to a subsequent filing of this Offering Circular.

Board of Directors

The Company’s board of directors currently consists of four directors: Moni Lustig, Aaron Goldman, David Feld, and Guy Bentley. None of the Company’s directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Certain applicable Canadian laws. The Bylaws state that the Company shall indemnify a director or officer of the Corporation, a former director of officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in all such other matters, actions, proceedings, and circumstances as may be permitted by the Canada Business Corporations Act or other applicable laws.

The indemnification provisions of the Company’s Bylaws may contain additional rights and obligations related to this subject. For additional information on indemnification and limitations on liability of the Company’s directors, officers, and others, please review the Company’s Bylaws, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table of beneficial ownership sets forth information regarding beneficial ownership of the Company’s shares as of the date of this Offering Circular. There is beneficial ownership of the Company’s shares at the time of this Offering by its directors or executive officers as set out below in the table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to the shares. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their shares, where applicable.

The following table of beneficial ownership sets forth information regarding beneficial ownership of all classes of the Company’s shares issued as of the date of this Offering Circular.

TABLE OF BENEFICIAL OWNERSHIP

This table does not include unexercised options granted to securities counsel. See “Interest Of Management And Others In Certain Related-Party Transactions And Agreements” Below.

TABLE OF BENEFICIAL OWNERSHIP AFTER REGULATION A OFFERING

The following table of beneficial ownership sets forth information regarding beneficial ownership of all issued classes of the Company’s Shares if all Shares are sold in the Regulation A offering.

This table does not include unexercised options granted to securities counsel. See “Interest Of Management And Others In Certain Related-Party Transactions And Agreements” Below.

The two tables above do not reflect the anticipated dilution that will occur if the Company authorizes and issues additional shares of Class B Common Stock or shares of a different class of stock in the future. For more information regarding the table of beneficial ownership or any matter related to same, please contact the Company’s Chief Executive Officer, Moni Lustig, who will answer any questions you have regarding this matter.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

Kendall Almerico, securities counsel to the Company, is the holder of options to exercise for 39,900 Shares of Class B Common Stock of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Shares of Class B Common Stock had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

SECURITIES BEING OFFERED

The Company is offering up to $9,999,999.00 of its Shares of Class B Common Stock to investors in this Offering. The Shares being offered are held in book-entry form. The Shares, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Class B Common Stock, and both are qualified in their entirety by the provisions of the Company’s Certificate of Incorporation and Articles of Amendment (Exhibit 1A-2A) and its Bylaws (Exhibit 1A-2B), copies of which have been attached as Exhibits to this Offering Circular.

If all of the Shares in this Offering are sold, the Shares would represent approximately 11.50% of the issued and outstanding combined shares of the Company.  The Offering will remain open for 365 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended by the Company. If such an extension of the Offering is to occur, an appropriate filing will be made with the SEC to provide notification of the extension.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part.  If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

Although additional classes of stock are authorized, there are two classes of stock issued by the Company as of the date of this Offering Circular: Class A Common Stock and Class B Common Stock. In this Offering, the Company is only selling Shares of Class B Common Stock. The Company does not expect to create or issue any additional classes of stock during the next 12 months, but the Company is not limited from creating or issuing additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares if it chooses to do so. The holders of the Class A Common Stock and Class B Common Stock have equal rights provided by laws of Canada for stockholders of a Canadian corporation and the shares of Class A Common Stock and Class B Common Stock are identical in all respects, except that the holders of Shares of Class B Common Stock have no voting rights, except where expressly required by Canadian law. The rights, preferences and privileges of the Class A Common Stock and Class B Common Stock are set forth in the Company’s Certificate of Incorporation and Articles of Amendment (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B) and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Share of Class B Common Stock in this Offering is $9.00 per Share. The minimum subscription that will be accepted from an investor is Nine Hundred Dollars ($900.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Nine Hundred Dollars ($900.00) or more in Shares may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company.  The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number Shares stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable by check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

Each holder of Class B Common Stock, as such, shall have no voting rights other than any which may exist under applicable Canadian corporate laws and shall not have the right to participate in any meeting of shareholders or to have notice of those meetings, other than notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all of substantially all of the property of th Company, other than in the ordinary course of business. If you purchase the Shares of Class B Common Stock offered, you will effectively have no voting rights and no control over management of the Company. You should not expect to be able to influence any decisions by management of the Company through voting on Company matters. Under certain applicable Canadian laws, non-voting shareholders may be entitled to vote on certain matters despite having non-voting shares.

Except as required by certain applicable Canadian laws or any designation with respect to any class of stock of the corporation, the entire shareholder voting power of the Company is vested solely and exclusively in the holders of the Class A Common Stock. Except as required by certain applicable Canadian laws, each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote.  No Class A Common Stock is being sold in this Offering.

For a full description of the voting rights of the Shares offered herein, please review the Certificate of Incorporation and Articles of Amendment (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Jurisdiction of Disputes

The Subscription Agreement contains forum selection provisions identifying Florida as the exclusive forum for certain legal actions. This provision does not apply to legal actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Dividends

The Company does not expect to declare dividends for holders of Shares in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, securities or in stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation and Articles of Amendment. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Holders of the Company’s Class B Shares shall rank pari passu with each other and with any other series or class of the Company’s with respect to the payment of dividends.

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares in the corporate documents other than those disclosed in this Offering Circular. The Company intends to engage ______________________ to serve as the transfer agent and registrant for the Shares.

The Shares are uncertificated and, as such, will not contain legends, as such would exist on a stock certificate. However, the language of any such legends applicable to the Shares and as set out in this Offering Circular, will apply to each Share and shall govern the purchaser and holder of each such Share.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 2% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA

Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism  or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals2 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a

2 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

senior foreign political figure3, or any immediate family4 member or close associate5 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

It is impractical to comment on all aspects of federal, state and local, and foreign tax laws that may affect the tax consequences of participation in the Company. Therefore, each prospective Shareholder should satisfy himself as to the tax consequences of participating in the Company by obtaining independent advice from his, her or its own tax advisers.  Furthermore, while the Company will furnish to you information to enable you to file the federal, state, and local income tax returns for which you may be liable, preparation and filing of such forms shall be your responsibility.

Status of Company for Taxation Purposes

3 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

4 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

5 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

The Company will be treated as an entity separate from its Shareholders and classified as a corporation for federal income tax purposes. The Shares of Class B Common Stock are an investment in equity.  Each investor may be subject to federal or state income tax, as well as other taxes, and should consult their tax professional prior to investing.

Disposition of Shares of Class B Common Stock

There is no market for the resale of the Shares of Class B Common Stock. If a sale does occur, gain or loss realized on the sale of all or a portion of the Shares of Class B Common Stock by a Shareholder may be subject to taxation on capital gain or loss. Each investor should consult their tax professional prior to investing.

Dissolution or Liquidation of the Company

The Company does not anticipate dissolution or liquidation. In the event of a dissolution, however, the Company might be required to liquidate all or a portion of its assets during a limited period of time.  Any such sales would generate gains and losses as measured by the difference between the amount of sale proceeds and the adjusted basis of the assets sold.  If any asset sold were depreciable or amortizable, a gain probably would be produced since depreciation and amortization deductions decrease the adjusted tax basis.  The tax character of any gain resulting from the sale of such property would probably be ordinarily up to the amount of the asset's accumulated depreciation or amortization and long-term capital gain to the extent of the excess.  Each investor should consult their tax professional prior to investing.

Necessity of Prospective Shareholders Obtaining Independent Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Company are complex.  Accordingly, you are strongly urged to consult your tax advisor with specific reference to your own tax situation prior to investment in the Company.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on September 12, 2022.

DNALabs Canada Inc.

By:  /s/ Moni Lustig

Chief Executive Officer and Director

This offering statement has been signed by the following person in his capacities and on the dates indicated.

By:  /s/ Moni Lustig

Moni Lustig

Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

September 12, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticates, acknowledges, and otherwise adopts the typed signature above and as otherwise appear in this filing and Offering.

By:  /s/ Moni Lustig

Moni Lustig

Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

September 12, 2022

SECTION F/S

FINANCIAL STATEMENTS

DNALabs Canada Inc.

Consolidated financial statements
December 31, 2021 and 2020

Table of contents

Independent auditors' report 1 - 3

Financial statements

Consolidated balance sheets 4

Consolidated statements changes in equity(deficit) 5

Consolidated statements of operations and comprehensive loss 6

Consolidated statements of cash flows 7

Notes to the consolidated financial statements 8-29

DASZKALBOLTON
accountants & advisors

Independent Auditors' Report

To the Stockholders and Board of Directors
DNALabs Canada, Inc.
Toronto, Ontario, M5R 3K5

Opinion
We have audited the consolidated financial statements of DNALabs Canada, Inc. and its subsidiary (the "Company"), which comprise the consolidated balance sheet at December 31, 2021, and the consolidated statement of operations and other comprehensive loss, consolidated statement of changes in equity (deficit), and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRSs).

Basis for Opinion
We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the United States of America, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of Matter
We draw attention to note 4 of the consolidated financial statements, which describes matters related to liquidity. Our opinion is not modified in respect of this matter.

As further discussed in note 4 to the financial statements, the Company continues to monitor developments as a result of an outbreak of a novel strain of coronavirus (COVID 19) in March 2020 and its impact on the healthcare industry. At this time, the Company cannot reasonably estimate the duration and severity of this pandemic, which could have a material, adverse impact on the Company's business, financial position, results of operations, and cash flows. The financial statements do not include any adjustments that might result from the outcome.

Daszkal Bolton LLP | 561.367.1040 | dbllp.com
2401 NW Boca Raton Boulevard | Boca Raton | Florida 33431-6632
490 Sawgrass Corporate Parkway, Suite 200 | Sunrise | Florida 33325-6252
4455 Military Trail, Suite 201 | Jupiter | Florida 33458-4828

Continued from previous page

Responsibilities of Management and Those Charged with Governance for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company's financial reporting process.

Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error; design and perform audit procedures responsive to those risks; and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.
- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
- Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern.

- 2 -

Continued from previous page

- Evaluate the overall presentation, structure, and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Daszkal Bolton LLP

Boca Raton, Florida
August 29, 2022

- 3 -

DNALabs Canada Inc.
Consolidated balance sheets

(In CAD)

		December 31, 2021	December 31, 2020
Assets			
Current:			
Cash	$	347,527 $	85,591
Accounts receivable, note 8		26,160	10,175
Other current assets		4,255	4,160
Income taxes recoverable, note 7		99,959	67,896
Receivables from shareholder, note 20		50,535	-
Prepaid expenses		864	-
Total assets	$	529,300 $	167,822
Liabilities			
Current:			
Accounts payable and accrued liabilities, note 9, 11	$	192,455 $	113,443
Unearned revenue		33,362	31,736
Total current liabilities		225,817	145,179
Convertible notes, note 10		-	468,284
Government assistance loan, note 11		39,386	58,475
Total liabilities		265,203	671,938
Shareholders' equity (deficit)			
Share capital, note 12	$	948,754	11,500
Other equity, note 13		359,402	359,402
Deficit		(1,044,059)	(875,018)
Total equity (deficit)		264,097	(504,116)
Total liabilities and equity (deficit)	$	529,300 $	167,822

See accompanying notes to the consolidated financial statements

4

DNALabs Canada Inc.
Consolidated statements of changes in equity (deficit)
(In CAD)

For the years ended December 31, 2021 and 2020

	Share capital	Other equity	Deficit	Total equity (deficit)
Balance, January 1, 2020	$ 11,500	$ 359,402	$ (802,079)	$ **(431,177)**
Net loss and comprehensive loss	-	-	(72,939)	**(72,939)**
Balance, December 31, 2020	11,500	359,402	(875,018)	**(504,116)**
Net loss and comprehensive loss	-	-	(169,041)	**(169,041)**
Issuance of share capital	937,254	-	-	**937,254**
Balance, December 31, 2021	**$ 948,754**	**$ 359,402**	**$ (1,044,059)**	**$ 264,097**

See accompanying notes to the consolidated financial statements

5

DNALabs Canada Inc.
Consolidated statements of operations and comprehensive loss
(In CAD)

For the years ended		December 31, 2021	December 31, 2020
Sales:, note 6			
Sale of pre-defined diagnostics report	$	**426,186** $	219,900
Sale of specialized diagnostic services		**15,472**	64,600
Interest		**58**	-
Total sales		**441,716**	284,500
Cost of sales:			
Laboratory fees		**156,816**	98,781
Shipping and freight		**18,766**	14,003
Purchases		**3,983**	7,131
Software development costs, note 7		**26,298**	18,032
Total cost of sales		**205,863**	137,947
Gross margin		**235,853**	146,553
Expenses:			
Salaries and benefits		**260,764**	59,788
Professional fees		**83,505**	107,045
Insurance		**21,829**	15,163
Occupancy costs		**14,302**	18,445
General and office		**12,094**	6,046
Advertising and promotion		**13,248**	3,053
Computer expense		**5,401**	2,733
Consulting fees		**2,455**	837
Bank charges		**1,728**	1,609
Telecommunications		**425**	358
Travel and automotive		**126**	164
Total expenses		**415,877**	215,241
Loss from operations		**(180,024)**	(68,688)
Other income (expenses):			
Government assistance		**4,045**	1,525
Other expense		**(3,781)**	(1,843)
Interest expense		**(89,240)**	(71,829)
Total other income (expense)		**(88,976)**	(72,147)
Loss before income taxes		**(269,000)**	(140,835)
Income tax recovered		**(99,959)**	(67,896)
Net loss and comprehensive loss	**$**	**(169,041)** $	(72,939)
Net loss and comprehensive loss per share for the year, basic and diluted, note 12	$	(25.59) $	(12.42)

6

DNALabs Canada Inc.
Consolidated statements of cash flows

(In CAD)

For the years ended		December 31, 2021	December 31, 2020
Cash was provided by (used for):			
Operating activities:			
Net loss and comprehensive loss	$	**(169,041)** $	(72,939)
Items not affecting cash:			
Interest on convertible debt		**78,019**	71,829
Fair value adjustment of government assistance loan		**(4,045)**	(1,525)
Deferred finance charges		**5,248**	-
Value of conversion right		**3,842**	-
Other losses on government assistance loan		**1,170**	-
		(84,807)	(2,635)
Cash was provided by (used for) changes in the following working capital items:			
Accounts receivable		**(15,985)**	5,607
Other current assets		**(95)**	(4,160)
Income taxes received		**(30,160)**	(20,310)
Prepaid expenses		**(864)**	7,480
Accounts payable and accrued liabilities		**57,052**	(27,687)
Unearned revenue		**1,626**	16,327
Cash generated from operating activities		**11,574**	22,754
Financing activities:			
Proceeds of government assistance loan, note 10		**-**	60,000
Proceeds of convertible notes		**-**	50,111
Interest paid on convertible debt		**(9,938)**	(9,020)
Issuance of share capital		**345,107**	-
Cash generated from financing activities		**335,169**	101,091
Change in cash position		**261,936**	75,702
Cash, beginning of years		**85,591**	9,889
Cash, end of years	$	**347,527** $	85,591

See accompanying notes to the consolidated financial statements

7

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 1—Nature of operations

These consolidated financial statements includes the financial results DNALabs Canada Inc. (the "Company") and its wholly owned subsidiary DNALabs Corp. The company (the parent) is a limited privately held company incorporated and domiciled in Canada. The registered office is located at 200 - 99 Yorkville Avenue, Toronto, Ontario, Canada. The Company's subsidiary, DNALab Corp, was incorporated under the laws of State of Delaware in the United States of America with its office located at 3651 FAU Boulevard, Suite 400, Boca Raton, Florida, United States

The Company is principally engaged in the provision of deoxyribonucleic acid ("DNA") testing services for various medical and non-medical purposes in Canada and the United States of America.

Note 2—Basis of presentation

Statement of Compliance and First-time Adoption of IFRS – These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB").

The preparation of consolidated financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company's accounting policies. The areas where significant judgments and estimates have been made in preparing the consolidated financial statements and their effect are disclosed in Company's significant accounting policies.

These consolidated financial statements were authorized for issuance by the Company's Board of Directors on August 29th, 2022. The directors have the power to amend the consolidated financial statements after issue.

Basis of Measurement – A summary of the Company's significant accounting policies under IFRS is presented in Note 5.

These consolidated financial statements have been presented in Canadian dollars which is the functional currency of the Company and are prepared under the historical cost basis, unless otherwise stated.

Note 3—Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiary as of December 31, 2021. Control is achieved when the group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Company controls an investee if, and only if, the Company has:

- power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee)
- exposure, or rights, to variable returns from its involvement with the investee
- The ability to use its power over the investee to affect its returns

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Company has less than a majority of the voting or similar rights of an investee, theCompany considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

- The contractual arrangement(s) with the other vote holders of the investee
- Rights arising from other contractual arrangements the group's voting rights and potential voting rights

8

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 3—Basis of consolidation (continued)

The Company re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the group gains control until the date the group ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income ("OCI") are attributed to the equity holders of the parent of the group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. When necessary, adjustments are made to the consolidated financial statements of subsidiaries to bring their accounting policies in line with the Company's accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Company loses control over a subsidiary, it derecognises the related assets (including goodwill), liabilities, non-controlling interest and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

Note 4—Going concern

These consolidated financial statements are presented on the basis that the Company will continue as a going concern. The going concern basis assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. During the year ended December 31, 2021, the Company sustained a net comprehensive loss of $169,041; however, the Company has a positive working capital of $303,483. Management, through collaborations with the shareholders of the Company, is working to improve the financial results to more traditional levels by focusing on the business plan increasing sales within the United States. Management believes available advances from affiliates and its stockholder, together with anticipated cash flow from operations and cash increases as a result of improvements in working capital, will be sufficient to fund current operations and current working capital needs. Management believes the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.

COVID-19 Pandemic – On January 30, 2020, the World Health Organization declared the coronavirus ("COVID-19") outbreak a Public Health Emergency of International Concern and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines, or stay-at-home restrictions in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets globally, including the geographical areas in which the Company operates.

9

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 4—Going concern (continued)

While it is unknown how long these conditions will last and what the complete financial impact will be, the Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of the business/operations and is unable at this time to predict the continued impact COVID-19 will have on the Company's business, consolidated financial position, and operating results in future periods due to numerous uncertainties.

Note 5—Significant accounting policies

These consolidated financial statements are prepared in accordance with IFRS. The significant accounting policies are detailed as follows:

Significant accounting judgments, estimates, and assumptions

Reclassifications

Current versus noncurrent classification

Or

All other assets are classified as noncurrent.

A liability is current when:

Or

10

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 6—Revenue (continued)

Institutional consumers include hospital, wellness clinics, and other healthcare practitioners. DNA tests ordered through the Company's website are included in retail consumers.

There was no revenue recognized in the years ended December 31, 2021 or 2020 from performance obligations satisfied in the prior periods, such as changes in transaction prices. Management expects to recognize the Company's $33,362 unearned revenue at December 31, 2022 upon completion of the underlying reports from kits within a few weeks of year-end for most transactions.

Note 7—Income taxes recoverable

The Company is entitled to Canadian federal and provincial investment tax credits which are earned as a percentage of eligible research and development expenditures incurred in each taxation year. Investment tax credits are recorded provided the Company prepared the applicable submissions, and it has reasonable assurance that the tax credits will be realized. During 2021 and 2020, the Company recorded investment tax credits as income tax recovered in the amount of $99,959 and $67,896 respectively.

Note 8—Accounts receivable

	December 31, 2021	December 31, 2020
Trade	$ 26,160	$ 8,722
Government subsidy	-	1,453
	$ 26,160	$ 10,175
Current	$ 16,513	$ 5,609
30 days	3,564	3,159
60 days	1,725	1,107
90 days	2,938	300
Over 90 days	1,420	-
	$ 26,160	$ 10,175

Trade receivables are non-interest bearing and are generally on terms of 30 to 60 days. Management is of opinion that no expected losses are to be recognized as of December 31, 2021, or December 31, 2020.

18

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 9—Accounts payable and accrued liabilities

	December 31, 2021	December 31, 2020
Trade payable	121,541	103,927
Other payables	23,915	1,955
Government remittances payable	46,999	7,561
	$192,455	$113,443

Note 10—Convertible notes

The Company issued non-interest bearing convertible promissory notes for $670,000 on November 15, 2018. During the year notes were convertible into 6,210.30 common shares of the Company, at the option of the holder, or repayable on December 31, 2023.

On January 31, 2020 the Company issued convertible promissory notes bearing annual interest of 24% for $50,111. During the year notes were convertible into 2,019 common shares of the Company, at the option of the holder, or repayable on December 31, 2023. Interest on these notes was payable quarterly in arrears.

The convertible notes issued in both 2018 and 2020 were secured by all assets of the Company.

The convertible notes are presented in the consolidated balance sheets as follows:

		December 31, 2021		December 31, 2020
Opening balance	$	468,284	$	357,368
Face value of notes issued		-		50,112
Interest expense		68,080		60,804
Deferred financing charge		5,248	$	-
			$	-
	$	541,612	$	468,284
Conversion of notes into common shares, note 12		($541,612)		
Ending balance	$	-	$	468,284

The convertible notes were accounted for as a compound financial instrument due to the conversion rights. The initial fair value of the liability portion of the notes was determined using a market interest rate for an equivalent non-convertible debt at the issue date estimated to be 16.65% and 15.74% for the convertible notes issued 2018 and 2020 respectively. The market interest rates were determined based on an report provided by an independent appraiser. The liability was subsequently recognized on an amortized cost basis until extinguished on conversion of the debts.

19

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 10—Convertible notes (continued)

The remainder of the proceeds is allocated to the conversion option and recognized in shareholders' equity, net of income tax, and not subsequently remeasured. The conversion rights for the 2018 convertible notes resulted in an equity component value of $359,402. The 2020 convertible notes resulted in no residual value for the equity and thus no balance was recorded for the equity component. The notes were converted into equity on September 9, 2021.

Note 11—Government assistance loan

The Company applied for a loan under the Canada Emergency Business Account ("CEBA") program introduced by the Government of Canada to support businesses impacted by the pandemic COVID-19. The loan is interest-free to December 31, 2022, and if fully repaid will result in loan forgiveness of $20,000. The balance outstanding after this date will bear interest at 5.00% per annum to December 31, 2025, and the Company will not be eligible for loan forgiveness.

At December 31, 2021, the outstanding principal balance was $60,000. (at December 31, 2020 – the same) The loan was initially recognized in 2020 at fair value using market interest rate determined by independent appraiser (15.74%). The difference between the nominal value and fair value was recognized as deferred income (deferred government assistance) and is recognized in income statement over the initial loan term. The anticipated income from loan forgiveness is not accounted for in the calculations and will be recognized if and when the requirements for the waiver have been substantially met by the Company.

20

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 12—Share capital and net loss per share

	December 31 2021	December 31 2020
Issued:		
14,248.46 common shares (2020 - 5,870)	$ 948,754	$ 11,500

The Company is authorized to issue an unlimited number of common shares. The common shares have no par value.

The convertible notes conversion (note 10) resulted in increase of share capital in amount of amortized book value of the notes at the date of conversion as the common shares issued had neither par value nor stated value.

The Company's net loss per share is calculated using net loss as the numerator for both 2021 and 2020. The weighted average number of ordinary shares for both basic and diluted loss per share is 6,607 and 5,870 for 2021 and 2020 respectively.

	December 31, 2021			December 31, 2020	
	Shares		$	Shares	$
As at January 1, 2021 and January 1, 2020	5,870.00	$	11,500	5,870.00	$ 11,500
Shares issued for cash	148.76	$	395,642	-	
Conversion of notes to shares, note 10	8,229.70	$	541,612	-	
Ending balance	14,248.46	$	948,754	5,870.00	$ 11,500

Note 13—Other equity

The amount shown for other equity is the fair value of the conversion rights relating to the convertible notes issued in 2018 and 2020 and subsequently converted to common shares in 2021 as described in Note 10 and 12.

Note 14—Income taxes

The major components of income tax expense (recovered) are outlined below for each of the years ended December 31, 2021:

	December 31, 2021	December 31, 2020
Current income taxes recovered	**($99,959)**	($67,896)
Temporary differences	**Nil**	Nil
Total deferred tax expense	**Nil**	Nil
Total income taxes recovered	**($99,959)**	($67,896)

21

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 14—Income taxes - continued

	2021	2020
Analysis of tax losses carry forward:		
Non-capital tax losses carried forwward	$360,268	$407,577
Non-capital tax losses current year	$229,339	
Non-capital tax losses utilized	$Nil	($47,309)
	$589,607	$360,268

	2021	2020
Expiry of all losses carried forward		
2037	$209,244	$209,244
2038	$113,912	$113,912
2039	$37,112	$37,112
2040	$229,339	
	$589,607	$360,268

	2021	2020
Expiry of all losses carried forward for which no deferred tax asset is recognized		
2037	$209,244	$209,244
2038	$113,912	$113,912
2039	$37,112	$37,112
2040	$229,339	
	$589,607	$360,268

The Company has non-capital losses carried forward for tax purposes. This tax difference results in a future tax asset of $74,372 assessing the recoverability of the future tax asset, management considers whether it is more likely than not that some portion or all of the future tax asset will be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income. As the Company is in start-up stage, there is a doubt regarding the future utilization of the asset and, therefore, an impairment of $74,372 on the deferred tax assets has been recognized. If and when recognized, the tax benefits related to any reversal of the impairment on deferred tax asset as of December 31, 2021, will be accounted for as a reduction in income tax expense (income taxes recovered).

Current year's tax loss utilization resulted from the research and development grant from the government of Canada, which is dependent on the qualified research and development incurred by the Company.

22

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 14—Income taxes - continued

The reconciliation of the combined Canadian federal and provincial statutory income tax rate to the Company's effective income tax rate is detailed as follows for each of the years ended December 31:

	2021	2020
Combined Canadian federal and provincial income tax rate	38.00%	38.00%
Federal tax abatement	(10.00%)	(10.00%)
Federal and provincial small business deduction	(15.80%)	(15.80%)
Impairment of deferred tax asset	(12.20%)	12.20%
Scientific research and development credit - federal and provincial	(37.16%)	(48.21%)
Effective rate	(37.16%)	(48.21%)

	2021	2020
Calculation of effective tax rate		
Loss before taxes	($269,000)	($140,835)
Estimated tax recovery	($99,959)	($67,896)
Effective tax rate	(37.16%)	(48.21%)
Difference between effective and expected tax expose		
Loss before taxes	($269,000)	($140,835)
Expected actual tax rate	12.20%	12.20%
Earnings before tax at expected actual rate	($32,818)	($17,182)
Total tax recovery	$99,959	$67,896
Difference between expected and effective	$67,141	$48,885

23

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 15—COVID-19

In December 2019, a novel strain of coronavirus ("COVID-19") was identified and the disease has since spread across the world, including the United States ("U.S."). In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The outbreak of the pandemic is materially, adversely affecting the Company's employees, patients, communities, and business operations, as well as the economy and financial markets. The full extent to which the COVID-19 outbreak will impact the Company's business, results of operations, financial condition, and cash flows will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national, and international markets. As the COVID-19 pandemic continues, the Company's results of operations, financial condition, and cash flows may continue to be materially, adversely affected, particularly if the pandemic continues to persist for a significant amount of time.

Note 16—Capital management

The Company's objectives in managing capital are to ensure sufficient liquidity to pursue its strategy for growth and maximize the return to its shareholders. The capital structure of the company consists of cash, other borrowings, and shareholders' equity. In order to maintain or adjust its capital structure, Company may issue new common shares from time to time.

Note 17—Financial instruments and risk management

The Company classifies fair value measurements within a hierarchy which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

Level 3 - Inputs are unobservable for the asset or liability.

The carrying amounts of the following financial assets and liabilities are considered a reasonable approximation of fair value given their short maturity periods: cash, accounts receivable, accounts payable, and accrued expenses.

The government assistance loan and convertible notes were initially recognized at fair value using Level 2 input. In determining fair value for Level 2 instruments, the Company applies discounted cash-flow method.. To determine the Company's credit risk, the Company estimates credit risk by benchmarking the rate of return on expected of its debt to publicly-available comparable data from related companies. Using the estimated rating, the Company's credit risk was quantified by reference to publicly-traded debt with a corresponding rating.

24

DNALABS CANADA, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 17—Financial instruments and risk management (continued)

The Company manages its exposure to financial risk under the direction of its Board of Directors and focuses on actively securing the Company's short-term to medium term cash flows by minimizing the exposure to financial markets. The Company's significant financial risks are described below.

Liquidity risk

Liquidity risk is the risk the company is not able to meet its obligations associated with its financial instruments. The company is exposed to this risk primarily through its accounts payable and accrued expenses, and other borrowings as well as from issue of common shares and convertible instruments.. The company finances its operations through a combination of cash flows from operations and borrowings. Liquidity needs are actively monitored by management.

The table below details financial liabilities by maturity based on the remaining period from December 31, 2021, and December 31, 2020, to the contractual maturity date. The amount disclosed are the contractual undiscounted cash flows:

December 31, 2021	Less than 3 month	2023	2025	Total
Accounts payable and accrued liabilities	$ 192,455	-	-	$ 192,455
Government assistance loan	-	-	$ 39,386	$ 39,386
	$ 192,455	-	$ 39,386	$ 231,841

December 31, 2020	Less than 3 month	2023	2025	Total
Accounts payable and accrued liabilities	$ 113,433	-	-	$ 113,433
Convertible notes	-	$ 468,284	-	$ 468,284
Government assistance loan	-	-	$ 58,475	$ 58,475
	$ 113,433	$ 468,284	$ 58,475	$ 640,192

Concentration and credit risk

Credit risk is the risk one party to a transaction will fail to discharge an obligation and cause the other party to incur a financial loss. The company is exposed to credit risk on the accounts receivable from clients. The maximum exposure to credit risk equals to the carrying amounts of financial assets in the statement of financial position. In order to reduce its credit risk, the company has adopted credit policies which include the regular review of outstanding accounts receivable.

For the years ended December 31, the Company had sales to individual customers exceeding 10% of total Company revenue as follows:

25

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 17—Financial instruments and risk management (continued)

	2021	2020
Customer 1	$61,575	$61,800
Customer 2	47,010	
Customer 3		57,900
Customer 4		19,600
	$108,585	$139,300

In 2021, the two customers above with revenue greater than 10% of the Company's total revenue comprised approximately 24% of the Company's revenue. The accounts receivable for these customers totaled $4,972 at December 31, 2021.

In 2020, the two customers above with revenue greater than 10% of the company's total revenue comprised approximately 43% of the Company's revenue. The accounts receivable for these customers totaled $3,220 at December 31, 2020.

Certain of the raw materials, components, and equipment associated with the DNA microarrays and kits used by the Company in the delivery of its services are available only from third party suppliers. The Company also relies on a third party laboratory service for the processing of its customer samples. Shortages and slowdowns could occur in these essential materials, components, equipment, and laboratory services due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components, equipment, or laboratory services at acceptable prices, it would be required to reduce its laboratory operations, which could have a material, adverse effect on its results of operations. A single supplier accounted for 100% of the Company's total purchases of microarrays and a separate single supplier accounted for 100% of the Company's total purchases of kits for the years ended December 31, 2021 and 2020. One laboratory service provider accounted for 100% of the Company's processing of customer samples for the years ended December 31, 2021 and 2020.

Market risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk is comprised of three types of risks: foreign currency risk, interest rate risk, and price risk. The Company is exposed to foreign currency risk and price risk.

Foreign currency risk

The Company's activities involve holding foreign currencies and purchases and sales denominated in foreign currencies. These activities result in exposure to fluctuations in foreign currency exchange rates. At statement date, the Company had net liabilities denominated in U.S. dollars of approximately $6,800 (2020 - net assets $8,900). The Company does not use derivative financial instruments to manage its exposure to currency risk.

26

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 17—Financial instruments and risk management (continued)

An increase of 10% in the Canadian dollar relative to the U.S. dollar, with all other variables remaining constant, would decrease the Company's net and comprehensive loss by approximately $680 (2020 – decrease $8,900), while a decrease of 10% would increase the net and comprehensive loss by approximately $680 (2020 – increase $8,900).

Price risk

The Company's primary cost of fulfilling its sales contracts relates to laboratory processing fees. The Company manages by having under contract the laboratory fees on a fixed per unit processed. The laboratory contract renews on an annual basis with the service provider, with no committed quantities by the Company. The Company also manages this risk with its customers by providing customer pricing specific to the order for immediate or short duration expected fulfillment, or under customer contract for not longer than two years.

Note 18—Segment reporting and disclosures by geographic location

The Company determined that it operates as one operating segment. The Board of Directors is the chief operating decision maker ("CODM"). The CODM makes decisions based on the Company as a whole. In addition, the Company has a common basis for organization and types of products and services which derive revenues and consistent product margins. Accordingly, the Company operates and makes decisions as one reportable segment.

The following table presents geographic information about revenue attributed to countries based on the location of external customers for each of the years ended December 31:

	2021	2020
Canada	**416,747**	260,317
United States	**24,969**	24,183
	$441,716	$284,500

Note 19—Standards issued but not yet effective

As of the date of authorization of the Company's consolidated financial statements, certain new standards, amendments and interpretations, and improvements to existing standards have been published by the IASB but are not yet effective and have not been adopted early by the Company. Management anticipates all of the relevant pronouncements will be adopted in the first reporting period following the date of application. Information on new standards, amendments and interpretations, and improvements to existing standards, which could potentially impact the Company's consolidated financial statements, are detailed as follows.

On January 23, 2020, the IASB published *Classification of Liabilities as Current or Non-current (Amendments to IAS 1)*, which includes narrow-scope amendments to IAS 1 *Presentation of consolidated Financial Statements*. The objective of the amendments is to clarify how to classify debt and other liabilities as current or noncurrent depending on the rights that exist at the end of the reporting period. The amendments include clarification of the

27

DNALABS CANADA, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 19—Standards issued but not yet effective (continued)

classification requirements for debt a Company could settle by converting it into equity. The amendments are effective on January 1, 2023 and will be applied retrospectively. Management is currently assessing, but has not yet determined, the impact on the Company's consolidated financial statements.

On May 28, 2020, the IASB published *COVID-19-Related Rent Concessions* (Amendment to IFRS 16), which amends IFRS 16, *Leases,* to provide lessees with a practical expedient that relieves lessees from assessing whether a COVID-19-related rent concession is a lease modification. The amendments are effective for annual reporting periods beginning on or after June 1, 2020 and will be applied retrospectively. Management is currently assessing, but has not yet determined, the impact on the Company's consolidated financial statements.

On May 7, 2021, the IASB published *Deferred Tax Related to Assets and Liabilities Arising From a Single Transaction* (Amendments to IAS 12), which clarifies that the initial recognition exemption does not apply to transactions in which both deductible and taxable temporary differences will result in the recognition of equal deferred tax assets and liabilities, and that the Company is required to recognize deferred tax on such transactions. The amendments are effective on January 1, 2023. Management is currently assessing, but has not yet determined, the impact on the Company's consolidated financial statements.

In February 2021, the IASB issued amendments to IAS 8, in which it introduces a definition of 'accounting estimates'. The amendments clarify the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors. Also, they clarify how entities use measurement techniques and inputs to develop accounting estimates. The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and apply to changes in accounting policies and changes in accounting estimates that occur on or after the start of that period. Earlier application is permitted as long as this fact is disclosed. The amendments are not expected to have a material impact on the Company's consolidated financial statements.

In February 2021, the IASB issued amendments to IAS 1 and IFRS Practice Statement 2 *Making Materiality Judgements*, in which it provides guidance and examples to help entities apply materiality judgements to accounting policy disclosures. The amendments aim to help entities provide accounting policy disclosures that are more useful by replacing the requirement for entities to disclose their 'significant' accounting policies with a requirement to disclose their 'material' accounting policies and adding guidance on how entities apply the concept of materiality in making decisions about accounting policy disclosures. The amendments to IAS 1 are applicable for annual periods beginning on or after 1 January 2023 with earlier application permitted. Since the amendments to the Practice Statement 2 provide non-mandatory guidance on the application of the definition of material to accounting policy information, an effective date for these amendments is not necessary. The Company is currently assessing the impact of the amendments to determine the impact they will have on the Company's accounting policy disclosures.

Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's consolidated financial statements.

Note 20—Related parties

Convertible notes – owing to related parties

The convertible note balances discussed in Note 9 are with parties related to the Company in the amounts shown below. Refer to Note 10 for terms of the convertible notes. Related parties are defined as the shareholders, directors and person or an entity related to the shareholder or director who has significant influence or control over the company.

28

DNALABS CANADA, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In CAD)

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 20—Related parties - continued

		2021		2020
Shareholders and directors				
Opening balance	$	468,284	$	357,368
Face value of notes issued		-		50,112
Interest expense		68,080		60,804
		536,364		468,284
Deferred finance charge		5,248		-
		541,612		
Convertible note converted to common shares	-	541,612		-
		-		-

Compensation to key management personnel to the company	2021	2020
Short-term employee benefits	260,764	86,809

The amounts disclosed in the table are the amounts recognized as an expense during the reporting period related to key management personnel.

Receivable from shareholder amount represents unpaid share subscription as at December 31, 2021. The Company collected the amount in full subsequent to the year end.

Note 20—Post reporting event

Adjusting Events – No adjusting events have occurred between the reporting date of these consolidated financial statements and the date of authorization.

Non-Adjusting Events – No non-adjusting events have occurred between the reporting date of these consolidated financial statements and the date of authorization.

29

PART III: EXHIBITS

Index to Exhibits

Description                           Item               Exhibit

Broker-Dealer Services Agreement with Dalmore Group LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form Of Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Escrow Agreement	Item 17.8	1A-8
Consent of Independent Auditor	Item 17.11	1A-11
Legal Opinion of Kendall Almerico	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13